Exhibit 21.1
LIST OF SUBSIDIARIES
OF
REGENCY ENERGY PARTNERS LP
All subsidiaries are wholly owned, directly or indirectly by Regency Energy Partners LP.
Regency OLP GP LLC
Regency Energy Finance Corp.
Regency Gas Services LP
Regency Intrastate Gas LLC
Regency Midcon Gas LLC
Regency Liquids Pipeline LLC
Regency Gas Gathering and Processing LLC
Regency Waha GP LLC
Regency NGL GP LLC
Regency Gas Marketing GP LLC
Regency Waha LP LLC
Regency NGL Marketing LP
Regency Gas Marketing LP
Regency Gas Services Waha LP
Gulf States Transmission Corporation
Regency TS GP LLC
Regency Field Services LP
Regency Eastex Newline LP
Regency Eastex Protreat I LP
Regency Eastex Protreat II LP
Regency FN GP LLC
Regency Frio Newline LLC
Regency FS LP
Regency FS GP LLC
Regency Gas Company Ltd.
Regency Gas Utility LP
Regency Guarantor LP
Regency Guarantor GP LLC
Regency GU GP LLC
Regency Operating LP
Regency Operating GP LLC
Regency Pipeline Company Inc.
Regency TGG LLC
Regency TS Acquisition LP
Regency TS Acquisition GP LLC
Texana Pipeline Company
Palafox Joint Venture